Exhibit 99.1
GOODRX REPORTS FOURTH QUARTER AND FULL YEAR 2025 RESULTS
Fourth Quarter and Full Year 2025 Revenue and Adjusted EBITDA Results In-line with Previous Guidance
Pharma Direct Revenue Beats Previous Outlook with Over 40% Year-Over-Year Growth for 2025
SANTA MONICA, Calif. -- (February 25, 2026) -- GoodRx Holdings, Inc. (Nasdaq: GDRX) ("we," "us," "our," “GoodRx,” or the
“Company”), the leading platform for medication savings in the U.S., has released its financial results for the fourth quarter and full year of 2025.
Fourth Quarter 2025 Highlights
•Revenue of $194.8 million
•Net income of $5.4 million; Net income margin of 2.8%
•Adjusted Net Income1 of $29.0 million; Adjusted Net Income Margin1 of 14.9%
•Adjusted EBITDA1 of $65.0 million; Adjusted EBITDA Margin1 of 33.4%
•Net cash provided by operating activities of $32.9 million
Full Year 2025 Highlights
•Revenue of $796.9 million
•Net income of $30.4 million; Net income margin of 3.8%
•Adjusted Net Income1 of $126.1 million; Adjusted Net Income Margin1 of 15.8%
•Adjusted EBITDA1 of $270.5 million; Adjusted EBITDA Margin1 of 33.9%
•Net cash provided by operating activities of $167.9 million
“We delivered a strong finish to the year by executing across our key priorities, expanding manufacturer partnerships, growing differentiated subscription offerings, and strengthening retail relationships,” said Wendy Barnes, President and Chief
Executive Officer of GoodRx. “We rebranded Pharma Manufacturer Solutions as Pharma Direct and are continuing to elevate it as a key growth driver of our business, reflecting our belief that self-pay and direct-to-consumer engagement will define the future of prescription access. We are confident that the actions we’re taking today position us to return to growth beyond 2026, expand our role across the healthcare ecosystem, and create meaningful long-term value for consumers, partners, and stockholders.”
1Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, and Adjusted Net Income Margin are non-GAAP financial measures and are presented for supplemental informational purposes only. Adjusted EBITDA Margin and Adjusted Net Income Margin are defined as Adjusted EBITDA and Adjusted Net
Income, respectively, divided by Adjusted Revenue. Refer to the Non-GAAP Financial Measures section below for definitions, additional information, and reconciliations to the most directly comparable GAAP measures.
Full Year 2025 Financial Overview (all comparisons are made to the same period of the prior year unless otherwise noted):
Revenue increased 1% to $796.9 million compared to $792.3 million.
Prescription transactions revenue decreased 6% to $544.0 million compared to $577.5 million, primarily driven by a decrease in Monthly Active Consumers due to the broader changes in the retail pharmacy landscape, including store closures, and volume reduction in one of our integrated savings programs, partially offset principally by improved unit economics related to contracting with certain of our customers and partners and favorable changes in sales mix.
Subscription revenue decreased 3% to $83.8 million compared to $86.5 million, primarily driven by a decrease in the number of our subscription plans.
Pharma direct (formerly pharma manufacturer solutions) revenue increased 41% to $151.4 million compared to $107.2 million, driven by organic growth as we continued to expand our market penetration with pharma manufacturers and other customers, including ongoing growth in our consumer direct pricing.
Net income was $30.4 million compared to $16.4 million. Net income margin was 3.8% compared to 2.1%. Adjusted Net
Income1 was $126.1 million compared to $131.6 million.
Adjusted EBITDA1 was $270.5 million compared to $260.2 million. Adjusted EBITDA Margin1 was 33.9% compared to 32.8%.
Exhibit 99.1
Cash Flow and Capital Allocation
Net cash provided by operating activities in 2025 was $167.9 million compared to $183.9 million in 2024. As of December 31,
2025, we had cash and cash equivalents of $261.8 million and total outstanding debt of $495.0 million.
We are focused on a disciplined approach to capital allocation, centered on furthering our mission and creating stockholder value. Our capital allocation priorities are investing for profitable growth, paying down debt, buying back shares, and M&A that aligns with our strategic priorities. These capital allocation priorities support our long-term growth strategy while also providing flexibility to navigate near-term challenges.
Share Repurchases
In 2025, we repurchased 48.9 million shares of Class A common stock for an aggregate cost of $217.4 million. As of
December 31, 2025, we had $72.9 million of unused authorized share repurchase capacity under our $450.0 million share repurchase program, which does not have an expiration date.
Guidance
For the full year 2026, management is anticipating the following:

$ in millions	FY 2026	FY 2025	YoY Change
Revenue	$750 - $780	$796.9	(6%) - (2%)
Adjusted EBITDA[2]	> $230
“We closed the year with disciplined financial performance and delivered results in line with our latest guidance,” said Chris
McGinnis, Chief Financial Officer and Treasurer of GoodRx. “Adjusted EBITDA finished just above the midpoint of our range, reflecting continued cost discipline and focused execution across the business. Pharma Direct grew 41% year-over-year, underscoring the strategic progress we are making as we reposition the Company. As we enter 2026, our priority is to operate with rigor, preserve margin strength, and reinforce the long-term durability of our platform.”
2Adjusted EBITDA is a non-GAAP financial measure and is presented for supplemental informational purposes only. We have not reconciled our Adjusted
EBITDA guidance to GAAP net income or loss because we do not provide guidance for such GAAP measure due to the uncertainty and potential variability of stock-based compensation expense, acquired intangible assets and related amortization and income taxes, which are reconciling items between Adjusted
EBITDA and the most directly comparable GAAP measure. Because such items cannot be provided without unreasonable efforts, we are unable to provide a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measure. However, such items could have a significant impact on our future GAAP net income or loss.
Investor Conference Call and Webcast
GoodRx management will host a conference call and webcast tomorrow, February 26, 2026, at 5:00 a.m. Pacific Time (8:00
a.m. Eastern Time) to discuss the results and the Company’s business outlook.
To access the conference call, please pre-register using the following link:
https://register-conf.media-server.com/register/BIdac3339259784908974e81a19855a705
Registrants will receive a confirmation with dial-in details and a unique passcode required to join.
The call will also be webcast live on the Company’s investor relations website at https://investors.goodrx.com, where accompanying materials will be posted prior to the conference call.
Approximately one hour after completion of the live call, an archived version of the webcast will be available on the
Company’s investor relations website at https://investors.goodrx.com for at least 30 days.
Exhibit 99.1
About GoodRx
GoodRx is the leading platform for medication savings in the U.S., used by nearly 25 million consumers and over one million healthcare professionals annually. Uniquely situated at the center of the healthcare ecosystem, GoodRx connects consumers, healthcare professionals, payers, pharmacy benefit managers, pharmaceutical manufacturers, and retail pharmacies to make saving on medications easier. By reducing friction and inefficiencies, GoodRx helps consumers save time and money when filling prescriptions so they can get the care they deserve. Since 2011, GoodRx has helped
Americans save over $100 billion on the cost of their medications.
GoodRx periodically posts information that may be important to investors on its investor relations website at https://
investors.goodrx.com. We intend to use our website as a means of disclosing material non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors and potential investors are encouraged to consult GoodRx’s website regularly for important information, in addition to following GoodRx’s press releases, filings with the Securities and Exchange Commission and public conference calls and webcasts. The information contained on, or that may be accessed through, GoodRx’s website is not incorporated by reference into, and is not a part of, this press release.
Investor Contact
GoodRx
Aubrey Reynolds
ir@goodrx.com
Press Contact
GoodRx
Lauren Casparis
lcasparis@goodrx.com
Exhibit 99.1
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of
1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding our future results of operations and financial position, industry and business trends, including uncertainty in the macro environment, the impact of trends impacting retail pharmacies on our future financial results, the potential impact of the new government sponsored direct-to-consumer platform called “TrumpRx.gov” and other evolving federal initiatives on our business, our value proposition, our business strategy and our ability to execute on our strategic priorities including expanding manufacturer partnerships, growing differentiated subscription offerings and strengthening retail relationships, our plans, market opportunity, ability to preserve margin strength and long-term growth prospects, our capital allocation priorities, pharma direct as the future key growth driver of our business, and the future of prescription access. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, risks related to our limited operating history and early stage of growth; our recent growth rates may not be sustainable or indicative of future growth; our ability to achieve broad market education and change consumer purchasing habits; our general ability to continue to attract, acquire and retain consumers in a cost-effective manner; our significant reliance on our prescription transactions offering and ability to expand our offerings; changes in medication pricing and the significant impact of pricing structures negotiated by industry participants;
our general inability to control the categories and types of prescriptions for which we can offer savings or discounted prices;
our reliance on a limited number of industry participants, including pharmacy benefit managers, pharmacies, and pharma manufacturers; the competitive nature of our industry; risks related to pandemics, epidemics, or outbreak of infectious disease; the accuracy of our estimate of our addressable market and other operational metrics; our ability to respond to changes in the market for prescription pricing and to maintain and expand the use of GoodRx codes; our ability to maintain positive perception of our platform or maintain and enhance our brand; risks related to any failure to maintain effective internal control over financial reporting; risks related to use of social media, emails, text messages, and other messaging channels as part of our marketing strategy; our dependence on our information technology systems and those of our third-
party vendors, and risks related to any failure or significant disruptions thereof; risks related to government regulation of the internet, e-commerce, consumer data and privacy, information technology, and cybersecurity; risks related to the use of AI and machine learning in our business; risks related to a decrease in consumer willingness to receive correspondence or any technical, legal, or any other restrictions to send such correspondence; risks related to any failure to comply with applicable data protection, privacy and security, advertising and consumer protection laws, regulations, standards, and other requirements; our ability to utilize our net operating loss carryforwards and certain other tax attributes; the risk that we may be unable to realize expected benefits from our restructuring and cost reduction efforts; our ability to attract, develop, motivate and retain well-qualified employees; risks related to our acquisition strategy; risks related to our debt arrangements;
interruptions or delays in service on our apps or websites or any undetected errors or design faults; our reliance on third-
party platforms to distribute our platform and offerings, including software as-a-service technologies; systems failures or other disruptions in the operations of these parties on which we depend; risks related to climate change; risks associated with environmental sustainability and social initiatives; risks related to our intellectual property; risks related to operating in the healthcare industry; risks related to our organizational structure; litigation related risks; our ability to accurately forecast revenue and appropriately plan our expenses in the future; risks related to general economic factors, natural disasters, or other unexpected events; risks related to fluctuations in our tax obligations and effective income tax rate which could materially and adversely affect our results of operations; risks related to the healthcare reform legislation and other proposed or future changes impacting the healthcare industry and healthcare spending, including the new platform TrumpRx, which may adversely affect our business, financial condition and results of operations; as well as the other important factors discussed in the section entitled “Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended December 31,
2025 and in our other filings with the Securities and Exchange Commission. The forward-looking statements in this press release are based upon information available to us as of the date of this press release, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change.
Exhibit 99.1
Key Operating Metrics
Monthly Active Consumers (MACs) refers to the number of unique consumers who have used a GoodRx code to purchase a prescription medication in a given calendar month and have saved money compared to the list price of the medication. A unique consumer who uses a GoodRx code more than once in a calendar month to purchase prescription medications is only counted as one Monthly Active Consumer in that month. A unique consumer who uses a GoodRx code in two or three calendar months within a quarter will be counted as a Monthly Active Consumer in each such month. Monthly Active
Consumers do not include subscribers to our subscription offerings, consumers of our pharma direct offering, or consumers who use our telehealth offering. When presented for a period longer than a month, Monthly Active Consumers are averaged over the number of calendar months in such period. Monthly Active Consumers from acquired companies are only included beginning in the first full quarter following the acquisition. Effective January 1, 2025, Monthly Active Consumers from acquired companies are included beginning from the acquisition date. Prior to January 1, 2025, Monthly Active Consumers from acquired companies were only included beginning in the first full quarter following the acquisition. As our business continues to evolve, we are reassessing the Monthly Active Consumers metric as a primary indicator of performance to ensure it aligns with how we measure growth and profitability.
Subscription plans represent the ending subscription plan balance across our subscription offerings, GoodRx Gold, Kroger
Savings Club (sunset in July 2024), condition-specific related subscription programs (first launched in June 2025), and
RxSmartSaver+ powered by GoodRx (launched in July 2025). For GoodRx Gold, Kroger Savings Club, and
RxSmartSaver+, each subscription plan may represent more than one subscriber since family subscription plans may include multiple members.

	Three Months Ended
(in millions)	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
Monthly Active Consumers	5.3	5.4	5.7	6.4	6.6	6.5	6.6	6.7

	As of
(in thousands)	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
Subscription plans	674	671	668	680	684	701	696	778
Exhibit 99.1
GoodRx Holdings, Inc.
Condensed Consolidated Balance Sheets (Unaudited)

	(in thousands, except par values)
	December 31, 2025	December 31, 2024
Assets
Current assets
Cash and cash equivalents	$261,820	$448,346
Accounts receivable, net	235,746	145,934
Prescription reimbursement assets	98,331	22,944
Prepaid expenses and other current assets	47,205	42,031
Total current assets	643,102	659,255
Property and equipment, net	12,268	12,664
Goodwill	430,331	410,769
Intangible assets, net	64,082	52,102
Capitalized software, net	139,261	124,781
Operating lease right-of-use assets, net	28,808	27,794
Deferred tax assets, net	57,111	77,182
Other assets	29,095	23,520
Total assets	$1,404,058	$1,388,067
Liabilities and stockholders' equity
Current liabilities
Accounts payable	$19,405	$14,137
Prescription reimbursement liabilities	130,139	15,798
Accrued expenses and other current liabilities	86,705	83,332
Current portion of debt	5,000	5,000
Operating lease liabilities, current	4,753	5,636
Total current liabilities	246,002	123,903
Debt, net	483,264	486,711
Operating lease liabilities, net of current portion	49,789	46,040
Other liabilities	8,741	6,755
Total liabilities	787,796	663,409
Stockholders' equity
Preferred stock, $0.0001 par value	—	—
Common stock, $0.0001 par value	34	38
Additional paid-in capital	2,026,802	2,165,633
Accumulated deficit	(1,410,574)	(1,441,013)
Total stockholders' equity	616,262	724,658
Total liabilities and stockholders' equity	$1,404,058	$1,388,067
Exhibit 99.1
GoodRx Holdings, Inc.
Condensed Consolidated Statements of Operations (Unaudited)

	(in thousands, except per share amounts)
	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Revenue	$194,785	$198,583	$796,853	$792,324
Costs and operating expenses:
Cost of revenue, exclusive of depreciation and amortization presented separately below	17,464	12,193	57,597	48,215
Product development and technology	28,939	31,739	121,026	123,749
Sales and marketing	78,616	93,829	331,560	367,114
General and administrative	23,937	23,546	113,960	117,862
Depreciation and amortization	23,146	19,096	85,218	69,538
Total costs and operating expenses	172,102	180,403	709,361	726,478
Operating income	22,683	18,180	87,492	65,846
Other expense, net:
Other income (expense)	24	—	718	(2,660)
Loss on extinguishment of debt	—	—	—	(2,077)
Interest income	1,889	4,587	10,933	23,273
Interest expense	(10,403)	(11,358)	(42,605)	(52,922)
Total other expense, net	(8,490)	(6,771)	(30,954)	(34,386)
Income before income taxes	14,193	11,409	56,538	31,460
Income tax expense	(8,768)	(4,669)	(26,099)	(15,070)
Net income	$5,425	$6,740	$30,439	$16,390
Earnings per share:
Basic	$0.02	$0.02	$0.09	$0.04
Diluted	$0.02	$0.02	$0.09	$0.04
Weighted average shares used in computing earnings per share:
Basic	340,205	381,607	356,327	385,737
Diluted	340,761	383,576	356,973	392,172

Stock-based compensation included in costs and operating expenses:
Cost of revenue	$49	$94	$357	$320
Product development and technology	5,504	6,158	22,547	24,649
Sales and marketing	3,940	6,126	20,207	33,374
General and administrative	8,426	8,581	33,515	40,683
Exhibit 99.1
GoodRx Holdings, Inc.
Condensed Consolidated Statements of Cash Flows (Unaudited)

	(in thousands)
	Year Ended December 31,
	2025	2024
Cash flows from operating activities
Net income	$30,439	$16,390
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	85,218	69,538
Loss on extinguishment of debt	—	2,077
Amortization of debt issuance costs and discounts	1,768	2,497
Non-cash operating lease expense	4,007	4,184
Stock-based compensation expense	76,626	99,026
Deferred income taxes	20,071	(11,914)
Loss on operating lease assets	4,409	—
Other	1,810	—
Changes in operating assets and liabilities, net of effects of business acquisitions:
Accounts receivable	(88,016)	(2,326)
Prescription reimbursement assets	(75,387)	(7,463)
Prepaid expenses and other assets	(8,387)	13,790
Accounts payable	4,103	(15,819)
Prescription reimbursement liabilities	114,341	10,376
Accrued expenses and other current liabilities	1,185	9,911
Operating lease liabilities	(6,269)	(4,953)
Other liabilities	1,986	(1,422)
Net cash provided by operating activities	167,904	183,892
Cash flows from investing activities
Purchase of property and equipment	(3,521)	(1,240)
Acquisitions	(43,440)	—
Capitalized software	(70,499)	(69,107)
Other	(2,500)	—
Net cash used in investing activities	(119,960)	(70,347)
Cash flows from financing activities
Proceeds from long-term debt	—	472,033
Payments on long-term debt	(5,000)	(639,038)
Payments of debt issuance costs	—	(2,673)
Repurchases of Class A common stock	(216,372)	(158,845)
Proceeds from exercise of stock options	61	19,046
Employee taxes paid related to net share settlement of equity awards	(14,467)	(29,784)
Proceeds from employee stock purchase plan	1,308	1,766
Net cash used in financing activities	(234,470)	(337,495)
Net change in cash and cash equivalents	(186,526)	(223,950)
Cash and cash equivalents
Beginning of period	448,346	672,296
End of period	$261,820	$448,346
Exhibit 99.1
For the fourth quarters and full years of 2025 and 2024, revenue comprised of the following:

(in thousands)
	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Prescription transactions revenue	$124,720	$144,987	$544,001	$577,549
Subscription revenue	21,582	20,676	83,786	86,536
Pharma direct revenue	44,379	28,088	151,380	107,237
Other revenue	4,104	4,832	17,686	21,002
Total revenue	$194,785	$198,583	$796,853	$792,324
Reclassifications
Prior to December 31, 2025, prescription reimbursement assets were presented as a component of prepaid expenses and other current assets, and prescription reimbursement liabilities as a component of accounts payable and accrued expenses and other current liabilities on our condensed consolidated balance sheets. Amounts have been reclassified on the condensed consolidated balance sheet as of December 31, 2024 to conform to the current period presentation.
Corresponding reclassifications were also reflected on the condensed consolidated statement of cash flows for the year ended December 31, 2024. These reclassifications had no impact on previously reported current and total assets and liabilities, total stockholders’ equity, results of operations, or cash flows provided by operating activities.
Exhibit 99.1
Non-GAAP Financial Measures
Adjusted Revenue and metrics presented as a percentage of Adjusted Revenue, Adjusted EBITDA, Adjusted EBITDA
Margin, Adjusted Net Income, Adjusted Net Income Margin, and Adjusted Earnings Per Share are supplemental measures of our performance that are not required by, or presented in accordance with, U.S. GAAP. We also present each cost and operating expense on our condensed consolidated statements of operations on an adjusted basis to arrive at adjusted operating income. Collectively, we refer to these non-GAAP financial measures as our “Non-GAAP Measures."
We define Adjusted Revenue for a particular period as revenue excluding client contract termination costs associated with restructuring related activities. We exclude these costs from revenue because we believe they are not indicative of past or future underlying performance of the business. For 2025 and 2024, revenue equaled to Adjusted Revenue.
We define Adjusted EBITDA for a particular period as net income or loss before interest, taxes, depreciation and amortization, and as further adjusted for, as applicable for the periods presented, acquisition related expenses, stock-based compensation expense, payroll tax expense related to stock-based compensation, loss on extinguishment of debt, financing related expenses, loss on operating lease assets, restructuring related expenses, legal settlement expenses, gain on sale of business, and other income or expense, net. Adjusted EBITDA Margin represents Adjusted EBITDA as a percentage of
Adjusted Revenue.
We define Adjusted Net Income for a particular period as net income or loss adjusted for, as applicable for the periods presented, amortization of intangibles related to acquisitions and restructuring activities, acquisition related expenses, stock-
based compensation expense, payroll tax expense related to stock-based compensation, loss on extinguishment of debt, financing related expenses, loss on operating lease assets, restructuring related expenses, legal settlement expenses, gain on sale of business, other income or expense, net, and as further adjusted for estimated income tax on such adjusted items.
Our adjusted taxes also excludes (i) the valuation allowance recorded against certain of our net deferred tax assets that was recognized in accordance with GAAP and any subsequent releases of the valuation allowance, and (ii) all tax benefits/
expenses resulting from excess tax benefits/deficiencies in connection with stock-based compensation. Adjusted Net
Income Margin represents Adjusted Net Income as a percentage of Adjusted Revenue.
Adjusted Earnings Per Share is Adjusted Net Income attributable to common stockholders divided by weighted average number of shares. The weighted average shares we use in computing Adjusted Earnings Per Share – basic is equal to our
GAAP weighted average shares – basic and the weighted average shares we use in computing Adjusted Earnings Per
Share – diluted is equal to either GAAP weighted average shares – basic or GAAP weighted average shares – diluted, depending on whether we have adjusted net loss or adjusted net income, respectively.
We also assess our performance by evaluating each cost and operating expense on our condensed consolidated statements of operations on a non-GAAP, or adjusted, basis to arrive at adjusted operating income. The adjustments to these cost and operating expense items include, as applicable for the periods presented, acquisition related expenses, amortization of intangibles related to acquisitions and restructuring activities, stock-based compensation expense, payroll tax expense related to stock-based compensation, financing related expenses, restructuring related expenses, legal settlement expenses, loss on operating lease assets, and gain on sale of business. Adjusted operating income is Adjusted
Revenue less non-GAAP costs and operating expenses.
We believe our Non-GAAP Measures are helpful to investors, analysts and other interested parties because they assist in providing a more consistent and comparable overview of our operations across our historical financial periods. Adjusted
Revenue, Adjusted EBITDA, and Adjusted EBITDA Margin are also key measures we use to assess our financial performance and are also used for internal planning and forecasting purposes. In addition, Adjusted Revenue, Adjusted
EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, and Adjusted Earnings Per Share are frequently used by analysts, investors and other interested parties to evaluate and assess performance.
The Non-GAAP Measures are presented for supplemental informational purposes only and should not be considered as alternatives or substitutes to financial information presented in accordance with GAAP. These measures have certain limitations in that they do not include the impact of certain costs that are reflected in our condensed consolidated statements of operations that are necessary to run our business. Other companies, including other companies in our industry, may not use these measures or may calculate these measures differently than as presented herein, limiting their usefulness as comparative measures.
Exhibit 99.1
The following table presents a reconciliation of net income (loss), the most directly comparable financial measure calculated in accordance with GAAP, to Adjusted
EBITDA, and presents net income (loss) margin, the most directly comparable financial measure calculated in accordance with GAAP, with Adjusted EBITDA Margin:

(dollars in thousands)
	Three Months Ended March 31,		Three Months Ended June 30,		Three Months Ended September 30,		Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024	2025	2024	2025	2024	2025	2024
Net income (loss)	$11,052	$(1,009)	$12,843	$6,694	$1,119	$3,965	$5,425	$6,740	$30,439	$16,390
Adjusted to exclude the following:
Interest income	(3,932)	(7,555)	(2,803)	(6,334)	(2,309)	(4,797)	(1,889)	(4,587)	(10,933)	(23,273)
Interest expense	10,644	14,643	10,729	14,566	10,829	12,355	10,403	11,358	42,605	52,922
Income tax expense	5,616	1,302	6,734	4,952	4,981	4,147	8,768	4,669	26,099	15,070
Depreciation and amortization	20,912	15,942	19,729	16,965	21,431	17,535	23,146	19,096	85,218	69,538
Other (income) expense	—	—	(694)	—	—	2,660	(24)	—	(718)	2,660
Loss on extinguishment of debt	—	—	—	—	—	2,077	—	—	—	2,077
Financing related expenses	—	440	—	392	—	66	—	—	—	898
Acquisition related expenses	26	174	—	174	776	65	737	144	1,539	557
Restructuring related expenses	1,219	(125)	546	566	5,526	—	385	8,461	7,676	8,902
Legal settlement expenses	—	13,000	355	—	5,500	—	—	—	5,855	13,000
Stock-based compensation expense	19,174	25,096	21,415	26,590	18,118	26,381	17,919	20,959	76,626	99,026
Payroll tax expense related to stock- based compensation	685	879	549	847	313	510	150	235	1,697	2,471
Loss on operating lease asset	4,409	—	—	—	—	—	—	—	4,409	—
Adjusted EBITDA	$69,805	$62,787	$69,403	$65,412	$66,284	$64,964	$65,020	$67,075	$270,512	$260,238

Revenue	$202,970	$197,880	$203,070	$200,610	$196,028	$195,251	$194,785	$198,583	$796,853	$792,324
Net income (loss) margin	5.4%	(0.5%)	6.3%	3.3%	0.6%	2.0%	2.8%	3.4%	3.8%	2.1%
Adjusted EBITDA Margin	34.4%	31.7%	34.2%	32.6%	33.8%	33.3%	33.4%	33.8%	33.9%	32.8%
Exhibit 99.1
The following tables present a reconciliation of net income and calculations of net income margin and earnings per share, the most directly comparable financial measures calculated in accordance with GAAP, to Adjusted Net Income, Adjusted Net
Income Margin, and Adjusted Earnings Per Share, respectively:

(dollars in thousands, except per share amounts)
	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Net income	$5,425	$6,740	$30,439	$16,390
Adjusted to exclude the following:
Amortization of intangibles related to acquisitions and restructuring related activities	3,541	2,946	11,920	9,783
Other (income) expense	(24)	—	(718)	2,660
Loss on extinguishment of debt	—	—	—	2,077
Financing related expenses	—	—	—	898
Acquisition related expenses	737	144	1,539	557
Restructuring related expenses	385	8,461	7,676	8,902
Legal settlement expenses	—	—	5,855	13,000
Stock-based compensation expense	17,919	20,959	76,626	99,026
Payroll tax expense related to stock-based compensation	150	235	1,697	2,471
Loss on operating lease asset	—	—	4,409	—
Income tax effects of excluded items and adjustments for valuation allowance and excess tax benefits/deficiencies from equity awards	866	(4,737)	(13,357)	(24,122)
Adjusted Net Income	$28,999	$34,748	$126,086	$131,642

Revenue	$194,785	$198,583	$796,853	$792,324
Net income margin	2.8%	3.4%	3.8%	2.1%
Adjusted Net Income Margin	14.9%	17.5%	15.8%	16.6%
Weighted average shares used in computing earnings per share:
Basic	340,205	381,607	356,327	385,737
Diluted	340,761	383,576	356,973	392,172
Earnings per share:
Basic	$0.02	$0.02	$0.09	$0.04
Diluted	$0.02	$0.02	$0.09	$0.04
Weighted average shares used in computing Adjusted Earnings Per Share:
Basic	340,205	381,607	356,327	385,737
Diluted	340,761	383,576	356,973	392,172
Adjusted Earnings Per Share:
Basic	$0.09	$0.09	$0.35	$0.34
Diluted	$0.09	$0.09	$0.35	$0.34
Exhibit 99.1
The following table presents (i) each non-GAAP, or adjusted, cost and expense and operating income measure together with its most directly comparable financial measure calculated in accordance with GAAP; and (ii) each adjusted cost and expense and adjusted operating income as a percentage of Adjusted Revenue together with each GAAP cost and expense and operating income as a percentage of revenue, the most directly comparable financial measure calculated in accordance with GAAP:

(dollars in thousands)
	GAAP		Adjusted		GAAP		Adjusted
	Three Months Ended December 31,		Three Months Ended December 31,		Year Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024	2025	2024	2025	2024
Cost of revenue	$17,464	$12,193	$17,400	$12,071	$57,597	$48,215	$57,132	$48,164
% of Revenue	9%	6%	9%	6%	7%	6%	7%	6%
Product development and technology	$28,939	$31,739	$23,294	$24,318	$121,026	$123,749	$93,801	$96,528
% of Revenue	15%	16%	12%	12%	15%	16%	12%	12%
Sales and marketing	$78,616	$93,829	$74,120	$80,651	$331,560	$367,114	$307,550	$325,760
% of Revenue	40%	47%	38%	41%	42%	46%	39%	41%
General and administrative	$23,937	$23,546	$14,951	$14,468	$113,960	$117,862	$67,858	$61,634
% of Revenue	12%	12%	8%	7%	14%	15%	9%	8%
Depreciation and amortization	$23,146	$19,096	$19,605	$16,150	$85,218	$69,538	$73,298	$59,755
% of Revenue	12%	10%	10%	8%	11%	9%	9%	8%
Operating income	$22,683	$18,180	$45,415	$50,925	$87,492	$65,846	$197,214	$200,483
% of Revenue	12%	9%	23%	26%	11%	8%	25%	25%
Exhibit 99.1
The following table presents a reconciliation of each non-GAAP, or adjusted, cost and expense and operating income measure to its most directly comparable financial measure calculated in accordance with GAAP:

	(dollars in thousands)
	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Cost of revenue	$17,464	$12,193	$57,597	$48,215
Acquisition related expenses	(14)	—	(14)	—
Restructuring related expenses	—	(27)	(80)	284
Stock-based compensation expense	(49)	(94)	(357)	(320)
Payroll tax expense related to stock-based compensation	(1)	(1)	(14)	(15)
Adjusted cost of revenue	$17,400	$12,071	$57,132	$48,164

Product development and technology	$28,939	$31,739	$121,026	$123,749
Acquisition related expenses	(68)	—	(68)	(62)
Restructuring related expenses	—	(1,163)	(3,689)	(1,275)
Stock-based compensation expense	(5,504)	(6,158)	(22,547)	(24,649)
Payroll tax expense related to stock-based compensation	(73)	(100)	(921)	(1,235)
Adjusted product development and technology	$23,294	$24,318	$93,801	$96,528

Sales and marketing	$78,616	$93,829	$331,560	$367,114
Acquisition related expenses	(139)	—	(139)	(351)
Restructuring related expenses	(379)	(6,988)	(3,249)	(7,102)
Stock-based compensation expense	(3,940)	(6,126)	(20,207)	(33,374)
Payroll tax expense related to stock-based compensation	(38)	(64)	(415)	(527)
Adjusted sales and marketing	$74,120	$80,651	$307,550	$325,760

General and administrative	$23,937	$23,546	$113,960	$117,862
Financing related expenses	—	—	—	(898)
Acquisition related expenses	(516)	(144)	(1,318)	(144)
Restructuring related expenses	(6)	(283)	(658)	(809)
Legal settlement expenses	—	—	(5,855)	(13,000)
Stock-based compensation expense	(8,426)	(8,581)	(33,515)	(40,683)
Payroll tax expense related to stock-based compensation	(38)	(70)	(347)	(694)
Loss on operating lease asset	—	—	(4,409)	—
Adjusted general and administrative	$14,951	$14,468	$67,858	$61,634

Depreciation and amortization	$23,146	$19,096	$85,218	$69,538
Amortization of intangibles related to acquisitions and restructuring related activities	(3,541)	(2,946)	(11,920)	(9,783)
Adjusted depreciation and amortization	$19,605	$16,150	$73,298	$59,755

Operating income	$22,683	$18,180	$87,492	$65,846
Amortization of intangibles related to acquisitions and restructuring related activities	3,541	2,946	11,920	9,783
Financing related expenses	—	—	—	898
Acquisition related expenses	737	144	1,539	557
Restructuring related expenses	385	8,461	7,676	8,902
Legal settlement expenses	—	—	5,855	13,000
Stock-based compensation expense	17,919	20,959	76,626	99,026
Payroll tax expense related to stock-based compensation	150	235	1,697	2,471
Loss on operating lease asset	—	—	4,409	—
Adjusted operating income	$45,415	$50,925	$197,214	$200,483